                                   EXHIBIT j.

                    Consent of Independent Public Accountants

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-45431 for Hartford Series Fund, Inc. (consisting of Hartford Global Leaders HLS Fund, Hartford Growth and Income HLS Fund and Hartford High Yield HLS Fund) on Form N-1A.


                                           /s/ Arthur Andersen LLP



Hartford, Connecticut
April 21, 2000